Exhibit 99.1

News Release

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Michael Levitz

Senior Vice President, Chief Financial Officer and Treasurer

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the Second Quarter Ended

January 31, 2015 and Declares Quarterly Cash Dividend

Revenue and Profit In-line with Expectations; on Track to Achieve Fiscal Year Growth Outlook

PEABODY, Mass. (March 10, 2015) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its second quarter ended January 31, 2015.

Highlights during the second quarter (comparisons are against Q2 of fiscal 2014) included:

•	Revenue of $134 million, down 5%

•	Gross margin of 43%

•	GAAP operating margin of 9%; Non-GAAP operating margin of 13%

•	GAAP diluted EPS of $0.78; Non-GAAP diluted EPS of $1.08

Revenue for the second quarter of fiscal 2015 was $133.9 million, a decrease of 5% compared with revenue of $141.4 million in the second quarter of fiscal 2014. GAAP net income for the second quarter of fiscal 2015 was $9.8 million, or $0.78 per diluted share, compared with net income of $19.3 million, or $1.53 per diluted share, in the second quarter of fiscal 2014. Included in our GAAP net income for the second quarter of fiscal 2014 were non-recurring tax benefits of $8.8 million, or $0.69 per diluted share, primarily associated with our Canadian operations.

Non-GAAP net income for the second quarter was $13.6 million, or $1.08 per diluted share, compared with $14.8 million, or $1.17 per diluted share, in the prior year’s second quarter. Our non-GAAP results do not include the tax benefit noted above. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

For the first six months of fiscal 2015, revenue totaled $252.3 million, consistent with the same period in the prior year. Year-to-date GAAP net income was $13.5 million, or $1.07 per diluted share, compared with $15.5 million, or

$1.23 per diluted share, from the same period last year. Included in our GAAP net income last fiscal year were the nonrecurring tax benefits noted above of $8.8 million, or $0.69 per diluted share. Year-to-date non-GAAP net income was $21.5 million, or $1.70 per diluted share, compared with $15.6 million, or $1.23 per diluted share, in the same period last year. Our non-GAAP results do not include the tax benefit noted above.

Jim Green, president and CEO, commented, “Our performance during the first half of the year was in-line with our expectations, with strong revenue growth expected in the second half of the fiscal year. Our Ultrasound business continued to see double-digit growth on a constant currency basis. We also continued to build our backlog in Security and Detection, putting us in a position for strong double-digit revenue growth in this segment this fiscal year.”

Green continued, “We are maintaining our fiscal 2015 outlook of revenue growing mid-single digits with a 1-2 point improvement in non-GAAP operating margin.”

Segment Revenues

Revenue from our Medical Imaging segment was $73.1 million for the second quarter of fiscal 2015, down 8% from revenue of $79.6 million in the same period of fiscal 2014. The decline in Medical Imaging revenues was primarily driven by the timing of shipments compared to the prior year. On a year-to-date basis, Medical Imaging revenue was $139.9 million, consistent with the prior year.

Our Ultrasound segment revenue was $42.5 million for the second quarter of fiscal 2015, 6% growth over the $40.1 million in the same period of fiscal 2014. On a constant currency basis, the growth in Ultrasound was 10% for the quarter. Ultrasound revenue growth was driven by direct sales in North America and in China, as well as higher sales of OEM ultrasound probes. Year-to-date, Ultrasound revenue was $80.3 million, up 7% from the prior year, or 10% in constant currency.

Security and Detection segment revenue was $18.3 million for the second quarter of fiscal 2015, down 16% from revenue of $21.7 million in the same period of fiscal 2014, due to timing of shipments as the majority of the growing backlog is scheduled to ship in the second half of this fiscal year. Year to date, Security and Detection revenue was $32.1 million, down 13% from the prior year.

Quarterly Cash Dividend

On March 5, 2015, Analogic’s Board of Directors declared a $0.10 cash dividend for each common share for its second fiscal quarter ended January 31, 2015. The cash dividend will be payable on April 3, 2015 to shareholders of record on March 20, 2015.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Tuesday, March 10, 2015 at 5:00 p.m. (ET) to discuss results for the second quarter ended January 31, 2015. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference call, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s investor relations website at http://investor.analogic.com.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit http://investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET), Friday, April 10, 2015. To access the digital replay, dial 1-877-919-4059, or 1-334-323-0140 for international callers. The passcode is 53618958.

The replay of the conference call webcast will be archived at http://investor.analogic.com approximately three hours after the call is completed and will be available through midnight (ET), Friday, April 10, 2015.

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging and real-time guidance technologies used for disease diagnosis and treatment as well as for automated threat detection. Our market-leading ultrasound systems, led by our flagship BK Ultrasound brand, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical practitioners around the world. Our advanced imaging technologies are also used in computed tomography (CT), magnetic resonance imaging (MRI), and digital mammography systems, as well as automated threat detection systems for aviation security. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic and the globe logo are registered trademarks of Analogic Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	January 31, 2015	January 31, 2014	January 31, 2015	January 31, 2014
Net revenue:
Product	$131,272	$139,471	$248,207	$247,925
Engineering	2,673	1,966	4,054	3,594

Total net revenue	133,945	141,437	252,261	251,519

Cost of sales:
Product	74,077	78,767	139,215	144,393
Engineering	2,375	1,586	3,554	3,106

Total cost of sales	76,452	80,353	142,769	147,499

Gross profit	57,493	61,084	109,492	104,020

Operating expenses:
Research and product development	16,425	20,026	33,794	38,880
Selling and marketing	15,846	14,695	31,355	29,265
General and administrative	13,073	12,944	27,295	27,860
Restructuring	(152)	335	(210)	296

Total operating expenses	45,192	48,000	92,234	96,301

Income from operations	12,301	13,084	17,258	7,719
Total other expense, net	(169)	(357)	(51)	(778)

Income before income taxes	12,132	12,727	17,207	6,941
Provision for (benefit from) income taxes	2,302	(6,587)	3,723	(8,598)

Net income	$9,830	$19,314	$13,484	$15,539

Net income per share
Basic	$0.79	$1.56	$1.09	$1.25
Diluted	$0.78	$1.53	$1.07	$1.23

Dividends declared and paid per share	$0.10	$0.10	$0.20	$0.20

Weighted-average shares outstanding:
Basic	12,378	12,417	12,393	12,430
Diluted	12,558	12,656	12,588	12,684

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	January 31, 2015	July 31, 2014
Assets:
Cash and cash equivalents	$116,163	$114,540
Accounts receivable, net	94,577	106,436
Inventory	134,798	124,777
Other current assets	27,306	28,021

Total current assets	372,844	373,774
Property, plant, and equipment, net	108,812	114,165
Intangible assets and goodwill, net	111,335	114,321
Other non-current assets	10,461	12,082

Total Assets	$603,452	$614,342

Liabilities and Stockholders’ Equity:
Accounts payable	$30,336	$37,241
Accrued liabilities	31,486	33,465
Other current liabilities	12,137	13,807

Total current liabilities	73,959	84,513
Long-term liabilities	16,919	17,249
Stockholders’ equity	512,574	512,580

Total Liabilities and Stockholders’ Equity	$603,452	$614,342

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide non-GAAP income from operations, other income, net income, and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period. In addition, fluctuations in market price and volatility of our shares, risk-free interest rates, the expected term and forfeiture rates of the awards impact the expense period to period. A portion of our equity compensation is performance-based, which drives volatility in expense as estimated performance-based metrics are updated for actual and forecasted results. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

BK Medical Distributor Matter Inquiry-Related Costs

In fiscal year 2011, we identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which we have raised questions concerning compliance with law and our business policies. We have concluded that the identified transactions have been properly accounted for in our reported consolidated financial statements in all material respects. During the three and six months ended January 31, 2015 we incurred $0.4 million and $1.1 million of pre-tax inquiry-related costs, respectively. We incurred $0.6 million and $0.9 million of pre-tax inquiry-related costs during the three and six months ended January 31, 2014, respectively.

Acquisition-related Expenses

Acquisition-related expenses relate to the amortization of intangibles and fair value adjustments associated with assets acquired and contingent liabilities from our business combinations. These expenses also include other transaction costs related to the acquisitions. The intangible assets are valued at the time of acquisition and are amortized over their estimated economic life. We believe the exclusion of these acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses. During the three and six months ended January 31, 2015, we incurred $2.3 million and $4.5 million of pre-tax acquisition-related expenses, respectively. We incurred $2.0 million and $4.5 million of pre-tax acquisition-related costs during the three and six months ended January 31, 2014, respectively.

Restructuring Charges

During the fourth quarter of fiscal year 2014, we implemented our fiscal year 2014 restructuring plan (FY14 restructuring plan) to optimize our operations in Peabody, Massachusetts, which affected 48 employees. In May 2013, we announced our fiscal year 2013 restructuring plan (FY13 restructuring plan) primarily relating to severance and personnel related costs of 115 involuntarily terminated employees, as well as for facility exit costs associated with restructuring activities, including the consolidation of manufacturing and certain support activities currently conducted at the Ultrasonix facility in Vancouver, into operations at our existing facilities, closure of the Ultrasonix sales subsidiary in Paris, France, the transition costs associated with the planned closure of our Englewood, Colorado facility, as we consolidated certain ultrasound transducer manufacturing and development activities into our State College, Pennsylvania facility, and optimization of our operations in Montreal, Canada and Peabody Massachusetts. We continue to have adjustments on our FY14 restructuring plan through January 31, 2015, as we expect to complete restructuring activities in fiscal year 2015 for the FY 14 plan; we substantially completed restructuring activities in fiscal year 2014 for the FY13 plan. We incurred $(0.2) million of pre-tax restructuring costs for both three and six months ended January 31, 2015.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

During the three and six months ended January 31, 2014, we excluded from our non-GAAP results $8.8 million in non-recurring tax benefits primarily associated with our Canadian operations. These benefits were excluded from our non-GAAP results as the significant benefit recorded in the second quarter of fiscal year 2014 was non-recurring and management believes not helpful in evaluating short-term and longer-term trends in our operations. No similar benefit or adjustment was recognized during the three and six months ended January 31, 2015.

Summary

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	January 31, 2015	January 31, 2014	January 31, 2015	January 31, 2014
GAAP Income From Operations	$12,301	$13,084	$17,258	$7,719
Share-based compensation expense	2,424	3,104	5,015	5,839
Acquisition-related expenses	2,257	1,974	4,547	4,526
BK distributor matter inquiry related costs	376	580	1,146	911
Restructuring	(152)	335	(210)	296

Non-GAAP Income From Operations	$17,206	$19,077	$27,756	$19,291

Percentage of Total Net Revenue	12.8%	13.5%	11.0%	7.7%
GAAP Other Expense, net	($169)	($357)	($51)	($778)
Acquisition related loss	—	—	—	484

Non-GAAP Other Expense, net	($169)	($357)	($51)	($294)

Percentage of Total Net Revenue	-0.1%	-0.3%	0.0%	-0.1%
GAAP Net Income	$9,830	$19,314	$13,484	$15,539
Share-based compensation expense	1,710	2,110	3,531	3,962
Acquisition related revenues, expenses and loss	1,903	1,594	3,841	4,116
BK distributor matter inquiry related costs	239	336	728	581
Restructuring	(96)	222	(133)	197
Tax benefit	—	(8,764)	—	(8,764)

Non-GAAP Net Income	$13,586	$14,812	$21,451	$15,631

Percentage of Total Net Revenue	10.1%	10.5%	8.5%	6.2%
GAAP Diluted Net Income Per Share	$0.78	$1.53	$1.07	$1.23
Effect of non-GAAP adjustments	$0.30	(0.36)	0.63	—

Non-GAAP Diluted Net Income Per Share	$1.08	$1.17	$1.70	$1.23